SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 5, 2019

OptimizeRx Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-53605	26-1265381
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Water Street, Suite 200, Rochester, MI	48307
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 248.651.6568

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock	OPRX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Material Definitive Agreements.

On June 5, 2019, OptimizeRx Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with William Blair & Company L.L.C., as representative of the several underwriters (collectively, the “Underwriters”), relating to an underwritten public offering of 1,538,500 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), all of which are being sold by the Company (the “Offering”). The offering price of the Shares to the public is $13.00 per share, and the Underwriters have agreed to purchase the Shares from the Company pursuant to the Underwriting Agreement at a price of $12.155 per share.

The Company expects to receive net proceeds of approximately $18.6 million, after underwriting discounts and commissions and estimated offering expenses. The Company intends to use the net proceeds for general corporate purposes, which may include future acquisitions. The Company does not have any immediate arrangements, commitments or understandings regarding any future acquisitions.

Under the terms of the Underwriting Agreement, the Company has granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 230,775 shares of Common Stock from the Company (the “Additional Shares”) on the same terms and conditions as the sale of the Shares. If the Underwriters’ option to purchase the Additional Shares is exercised in full, the Company expects to receive net proceeds of approximately $21.4 million, after underwriting discounts and commissions and estimated offering expenses.

The Underwriting Agreement contains customary representations, warranties, covenants and agreements by the Company, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Underwriting Agreement, and may be subject to limitations agreed upon by the contracting parties.

The Offering is being made pursuant to an effective shelf registration statement on Form S-3 that the Company filed with the Securities and Exchange Commission (the “SEC”) on November 13, 2018 (File No. 333-228357), as amended by the Company on December 11, 2018 and declared effective by the SEC on December 11, 2018. A prospectus supplement relating to the Offering has been filed with the SEC. The Underwriting Agreement is attached as Exhibit 1.1 hereto, and the description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. A copy of the opinion of The Doney Law Firm relating to the legality of the issuance and sale of the Shares and Additional Shares is attached as Exhibit 5.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement dated June 5, 2019
5.1	Opinion of The Doney Law Firm
23.1	Consent of The Doney Law Firm (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OptimizeRx Corporation

Date June 5, 2019	/s/ Douglas Baker
Douglas Baker
Chief Financial Officer